Exhibit 10.2

EXECUTION VERSION

STOCKHOLDERS AGREEMENT

by and among

TJMT HOLDINGS LLC (f/k/a Virtu Holdings LLC),

NORTH ISLAND HOLDINGS I, LP,

HAVELOCK FUND INVESTMENTS PTE LTD,

ARANDA INVESTMENTS PTE. LTD.

and

VIRTU FINANCIAL, INC.

Dated as of April 20, 2017

This STOCKHOLDERS AGREEMENT dated as of April 20, 2017 (this “Agreement”), by and among TJMT HOLDINGS LLC (f/k/a Virtu Holdings LLC), a Delaware limited liability company (“TJMT”), NORTH ISLAND HOLDINGS I, LP, a Delaware limited partnership (“NIH”), HAVELOCK FUND INVESTMENTS PTE LTD, a Singapore private limited company (“Havelock”), ARANDA INVESTMENTS PTE. LTD., a Singapore private limited company (“Aranda”) (each, a “Temasek Holder” and, collectively, the “Temasek Holders”) and VIRTU FINANCIAL, INC. (the “Company”). Havelock, Aranda, TJMT and NIH are each referred to herein as a “Stockholder” and are collectively referred to herein as the “Stockholders”.

WHEREAS, TJMT is the controlling stockholder of the Company;

WHEREAS, NIH has entered into the Investment Agreement, dated as of the date hereof, with the Company (the “Investment Agreement”), pursuant to which NIH has agreed to purchase Company Equity Securities at the Closing;

WHEREAS, Havelock owns Company Equity Securities and Aranda will acquire Company Equity Securities on the date of the Closing pursuant to the Investment Agreement, dated as of the date hereof, by and between Aranda and the Company (the “Temasek Investment Agreement”);

WHEREAS, each of the Stockholders deems it to be in their best interest to enter into this Agreement to set forth their agreements with respect to certain matters concerning each of the Stockholders and the Company.

NOW, THEREFORE, in consideration of the promises and of the mutual consents and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

Section 1.         Definitions.

(a)         As used in this Agreement:

“Affiliate” means, with respect to any Person, (i) any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, or (ii) any Person who is a general partner, partner, managing director, manager, officer, director or principal of the specified Person.  As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Affiliated Transferee” means (i) in the case of any Person that is an individual, any transferee of Company Equity Securities of such Person that is (x) an immediate family member of such Person, (y) a trust, family-partnership or estate-planning vehicle for the benefit of such Person and/or any of its immediate family members or (z) otherwise an Affiliate of such Person or (ii) in the case of any Person that is a limited liability company or other entity, any transferee of Company Equity Securities of such Person that is (x) an immediate family member of the individual that controls a majority of the voting or economic interest in such Person, (y) a trust, family-partnership or estate-planning vehicle for the benefit of such individual and/or any of its immediate family members or (z) otherwise an Affiliate of such Person.

“Agreement” has the meaning ascribed to such term in the Preamble.

“Business Days” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Class A Common Stock” means the Class A Common Stock, par value $0.00001 per share, of the Company.

“Closing” has the meaning ascribed to such term in the Investment Agreement.

“Company Board” means the Board of Directors of the Company.

“Company Charter” means the Amended and Restated Certificate of Incorporation of the Company.

“Company Equity Securities” means the capital stock of the Company.

“Governmental Authority” means any international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity (including any stock exchange), whether domestic or foreign.

“Investment Agreement” has the meaning ascribed to such term in the Recitals.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority and any order or decision of an applicable arbitrator or arbitration panel.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, Orchestra Merger Sub, Inc. and KCG Holdings, Inc.

“Necessary Action” means, with respect to a specified result, all actions necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Equity Securities, whether at any annual or special meeting, by written consent or otherwise, (ii) causing the adoption of stockholders’ resolutions and amendments to organizational documents of the Company, (iii) prior to the occurrence of a Triggering Event (as defined in the Company Charter), causing members of the Company Board, to the extent such members were elected, nominated or designated by the Person obligated to undertake the Necessary Action, to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Offered Securities” has the meaning ascribed to such term in Section 4(a).

“Person” is to be construed broadly and includes an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Related Parties” has the meaning ascribed to such term in Section 10(p).

“Related Party” has the meaning ascribed to such term in Section 10(p).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Sale Notice” has the meaning ascribed to such term in Section 4(b).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Tag-Along Purchaser” has the meaning ascribed to such term in Section 4(a).

“Tag-Along Rightholder” has the meaning ascribed to such term in Section 4(a).

“Tag-Along Sale” has the meaning ascribed to such term in Section 4(a).

“Tag-Along Securities” has the meaning ascribed to such term in Section 4(a).

“Tag-Along Seller” has the meaning ascribed to such term in Section 4(a).

“Temasek Investment Agreement” has the meaning ascribed to such term in the Recitals.

“Transfer” means any direct or indirect sale, transfer, pledge, lease, hypothecation, mortgage, gift or creation of security interest, lien or trust (voting or otherwise) or other encumbrance or other disposition of any Company Equity Securities, whether in whole or in part (by operation of Law or otherwise).

(b)       Interpretation of this Agreement shall be governed by the following rules of construction: (a) references to the terms Article, Section, paragraph, Annex and Exhibit are references to the Articles, Sections, paragraphs, Annexes and Exhibits to this Agreement unless otherwise specified; (b) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including Exhibits hereto; (c) references to “$” or “Dollars” shall mean United States dollars; (d) the words “include,” “includes,” “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (e) the word “or” shall not be exclusive; (f) references to “written” or “in writing” include in electronic form; (g) provisions shall apply, when appropriate, to successive events and transactions; (h) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (i) each of the Stockholders has participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement; (j) a reference to any Person includes such Person’s permitted successors and assigns; (k) references to “days” mean calendar days unless Business Days are expressly specified; (l) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (m) the terms “party”, “party hereto”, “parties” and “party hereto” shall mean a party to this Agreement and the parties to this Agreement, as applicable, unless otherwise specified; (n) with respect to the determination of any period of time, “from” means “from and including”; and (o) any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day.  Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time may be amended, supplemented, restated or modified, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

Section 2.         Composition of Company Board.

(a)         TJMT agrees (i) to take all Necessary Action reasonably available within its power, including casting all votes to which TJMT is entitled in respect of its Company Equity Securities, whether at any annual or special meeting, by written consent or otherwise, so as to cause the election to the Company Board of each NIH director nominee pursuant to Section 4.4 of the Investment Agreement and (ii) not to grant, or enter into a binding agreement with respect to, any proxy to any Person in respect of TJMT’s Company Equity Securities that would prohibit TJMT from casting such votes or executing such consents, or would otherwise impair or interfere with TJMT’s ability to cast such votes or execute such consents, in accordance with clause (i).

(b)         TJMT shall not transfer, directly or indirectly, any Company Equity Securities to any of its Affiliated Transferees unless, at or prior to such transfer, the transferee has entered into and delivered to NIH an executed copy of a Joinder Agreement in the form attached hereto as Annex B to become party to this Agreement and shall be deemed to have the rights and obligations with respect to the transferred Company Equity Securities of TJMT for all purposes herein. If any such transferee is an individual and married, TJMT shall, as a condition to such transfer, cause such transferee to deliver to the Company and the other Stockholders a duly executed copy of a Spousal Consent in the form attached hereto as Annex C at or prior to such transfer.

(c)         TJMT’s obligations pursuant to this Section 2 shall automatically terminate upon the termination of NIH’s right to appoint directors pursuant to Section 4.4 of the Investment Agreement.

Section 3.         Action by Written Consent.  Concurrently with the execution and delivery of this Agreement, TJMT agrees to execute and deliver to the other Stockholders a copy of the written consent required pursuant to NASDAQ rules to approve the transactions contemplated by the Investment Agreement and the Temasek Investment Agreement.

Section 4.         Tag-Along Rights.

(a)         General.  If at any time, TJMT (the “Tag-Along Seller”) proposes to Transfer any of its Company Equity Securities (the “Offered Securities”) to a Person other than an Affiliated Transferee (the “Tag-Along Purchaser(s)”), but excluding any Transfer of Company Equity Securities (1) effected pursuant to Rule 144 in an ordinary brokerage transaction that is subject to the limitations set forth in paragraph (e) of Rule 144; provided,  however, that the Tag-Along Seller shall not be permitted to Transfer more than an aggregate of 10% of the Company Equity Securities owned by the Tag-Along Seller as of the date hereof pursuant to this Section 4(a)(1) or (2) (x) that is effected pursuant to a registration statement if and only if the Stockholders have the right to participate on a pro rata basis pursuant to Sections 2.1, 2.2, 2.3 or 2.4 or the Amended and Restated Registration Rights Agreement, dated as of April 20, 2017, to which the Company and the Stockholders are parties and (y) of which the Stockholders have at least fifteen (15) days prior written notice, then each other Stockholder holding Company Equity Securities (or, in the case of NIH, any limited partner of NIH to the extent NIH elects to designate such limited partner with respect to all or a portion of any Tag-Along Sale) (each, a “Tag-Along Rightholder”) shall have the right to participate in such Transfer of Company Equity Securities (“Tag-Along Sale”) on a pro rata basis (meaning that each Tag-Along Rightholder may sell a the proportion of its Company Equity Securities equal to the (x) number of Company Equity Securities the Tag-Along Seller proposes to transfer divided by (z) number of Company Equity Securities owned by such Tag-Along Seller immediately prior to such Transfer) (such participating Company Equity Securities, the “Tag-Along Securities”) held by such Tag-Along Rightholder in the manner set forth in this Section 4.  The Tag-Along Seller and the Tag-Along Rightholder(s) exercising their rights pursuant to this Section 4 shall effect the sale of the Offered Securities and such Tag-Along Rightholder(s) shall sell the number of Tag-Along Securities such Tag-Along Rightholder(s) elects to sell pursuant to this Section 4, and the number of Offered Securities to be sold to such Tag-Along Purchaser by the Tag-Along Seller shall be reduced accordingly.  The sale of Company Equity Securities by the Tag-Along Rightholders shall (subject to Section 4(e)) be on the same terms and conditions as the sale of Offered Securities by the Tag-Along Seller, and at the closing of the Tag-Along Sale, the purchaser shall remit directly to the Tag-Along Seller and each Tag-Along Rightholder, by wire transfer if available and if requested by such Tag-Along Seller or such Tag-Along Rightholder, the consideration for the Company Equity Securities sold.

(b)        Procedure.  The Tag-Along Seller shall give notice (the “Sale Notice”) to each Tag-Along Rightholder of each proposed sale by it of Offered Securities which gives rise to the rights of the Tag-Along Rightholders set forth in this Section 4, at least fifteen (15) days prior to the proposed consummation of such sale, setting forth the name of such Tag-Along Seller, the number of Offered Securities, the name and address of the proposed Tag-Along Purchaser, the proposed amount and form of consideration and terms and conditions of payment offered by such Tag-Along Purchaser and allocable to such Tag-Along Rightholder, the percentage of Tag-Along Securities that such Tag-Along Rightholder may sell to such Tag-Along Purchaser and a representation that such Tag-Along Purchaser has been informed of the “tag-along” rights provided for in this Section 4 and has agreed to purchase Tag-Along Securities in accordance with the terms hereof.  The tag-along rights provided by this Section 4 must be exercised by any Tag-

Along Rightholder wishing to sell its Tag-Along Securities within ten (10) days following receipt of the Sale Notice, by delivery of a written notice to the Tag-Along Seller indicating such Tag-Along Rightholder’s wish to exercise its rights and specifying the number of Tag-Along Securities it wishes to sell.  The failure of a Tag-Along Rightholder to respond within such ten (10)-day period shall be deemed to be a waiver of such Tag-Along Rightholder’s rights under this Section 4. Any Tag-Along Rightholder may waive its rights under this Section 4 prior to the expiration of such fifteen (15)-day period by giving written notice to the Tag-Along Seller, with a copy to the Company.

(c)         Failure to Exercise.  If any Tag-Along Rightholder does not exercise its right to participate in such sale, the Tag-Along Seller shall have ninety (90) days (plus such number of additional days (if any) necessary to obtain any consents or approvals or allow the expiration or termination of all waiting periods under applicable Law) from the date of such Sale Notice to consummate the transaction on terms not materially more favorable to the Tag-Along Seller than those set forth in the Sale Notice without being required to provide an additional Sale Notice to the Tag-Along Rightholders.

(d)         Cutbacks.  If a Tag-Along Purchaser is unwilling to purchase, in the aggregate, the total number of Company Equity Securities that the Tag-Along Seller and the Tag-Along Rightholders wish to sell pursuant to Section 4(a), such Company Equity Securities that are allocable to the Tag-Along Seller and the Tag-Along Rightholders, in the aggregate, shall be allocated among the Tag-Along Seller and Tag-Along Rightholders in proportion to the total number of shares of Company Equity Securities then owned by the Tag-Along Seller and Tag-Along Rightholders.

(e)         Representations, Warranties and Other Agreements.  In furtherance and not in limitation of the foregoing, each Stockholder exercising its right to sell Tag-Along Securities pursuant to this Section 4 shall (i) make the same representations, warranties, covenants, indemnities and agreements (and shall be subject on a pro rata basis to the same escrow or other holdback arrangements) as made by the Tag-Along Seller in connection with the Tag-Along Seller’s Transfer of Tag-Along Securities to the Tag-Along Purchaser(s), (ii) agree to the same terms and conditions to the Transfer as those to which the Tag-Along Seller agrees, and (iii) convert any Tag-Along Securities held by such Tag-Along Seller that are preferred stock of the Company into Class A Common Stock of the Company prior to the closing of such Tag-Along Sale.  Notwithstanding the foregoing, (x) all such representations, warranties, covenants, indemnities and agreements shall be made by the Tag-Along Seller and each Stockholder Transferring Tag-Along Securities severally, and not jointly, and any liability for breach of any representations, warranties, covenants and agreements related to the Company (but, for the avoidance of doubt, not those representations relating to ownership of Tag-Along Securities or the absence of liens on Tag-Along Securities) shall be allocated among the Tag-Along Seller and each Stockholder Transferring Tag-Along Securities pro rata based on the number of Company Equity Securities sold, (y) a Tag-Along Rightholder shall not be responsible for any indemnification obligations and liabilities (including through escrow or holdback arrangements) for breaches of representations and warranties made with respect to any Tag-Along Seller’s or other Tag-Along Rightholder’s (1) ownership of and title to Company Equity Securities, (2) organization and authority or (3) conflicts and consents and any other matter concerning such other Tag-Along Seller or Tag-Along Rightholder or for breaches of any covenant specifically relating to any Tag-

Along Seller or other Tag-Along Rightholder and (z) no Tag-Along Rightholder shall be required in connection with such Tag-Along Sale to agree to (I) any non-solicit, no hire or other similar provision, (II) any non-compete or similar restrictive covenant or (III) any term that purports to bind any Purchaser Affiliated Party (as defined in the Investment Agreement) or Purchaser Affiliated Party (as defined in the Temasek Investment Agreement), of NIH or the Temasek Holders, as applicable, unless such Purchaser Affiliated Party is the owner of the applicable Tag-Along Securities.  In no event shall the liability under the preceding sentence of a Stockholder Transferring Tag-Along Securities be greater than the dollar amount of the proceeds received by such Stockholder upon the Transfer of the Tag-Along Securities to the Tag-Along Purchaser(s).

(f)         Company Cooperation.  Any Transfer or attempted Transfer of Company Equity Securities in violation of this Section 4 shall, to the fullest extent permitted by applicable law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register of the Company.

Section 5.         Effectiveness.  This Agreement shall be effective as of the date hereof, other than Section 2 and Section 4, which shall become effective solely upon the Closing.

Section 6.         Notices.  In the event a notice or other document is required to be sent hereunder to any Stockholder, such notice or other document shall be given in writing, shall be either personally delivered to each of the Stockholders or delivered by an established delivery service by which receipts are given or mailed by first-class mail, postage prepaid, or sent by electronic mail, addressed to the party entitled to receive such notice or other document pursuant to the contact information for each party set forth on Annex A hereto.  All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when sent, if by electronic mail (except if any error or “bounce back” electronic mail message is received by the sender and in such case, upon actual receipt by the party to whom such notice or document is being sent); (iii) five (5) Business Days after having been deposited in the mail, postage prepaid, if mailed by first class mail; and (iv) on the first Business Day with respect to which a reputable air courier guarantees delivery.

Section 7.         Amendment.    This Agreement may not be modified or amended and no waiver, consent or approval by or on behalf of TJMT, NIH and  the Temasek Holders may be granted except by an instrument or instruments in writing signed by, in the case of any modification or amendment, each party to this Agreement or, in the case of any waiver, consent or approval, such party.

Section 8.         Representations and Warranties.

(a)        Representations and Warranties of the Stockholders.  Each Stockholder hereby represents and warrants, severally and not jointly, and solely on its own behalf, to each other Stockholder that on the date hereof:

(i)         Existence; Authority; Enforceability.  Such Stockholder has the necessary power and authority to enter into this Agreement and to carry out its obligations hereunder.  Such Stockholder is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary corporate or other action, and no other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby.  This Agreement has been duly executed by such Stockholder and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effect of any applicable Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(ii)         Absence of Conflicts.  The execution and delivery by such Stockholder of this Agreement and the performance of its obligations hereunder do not and will not:  (A) conflict with, or result in the breach of any provision of the constitutive documents of such Stockholder; (B) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration  or termination or any additional payment obligation, under the terms of any material contract, agreement or permit to which such Stockholder is a party or by which such Stockholder’s assets or operations are bound; or (C) violate, in any material respect, any Law applicable to such Stockholder.

(iii)       Consents.  Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration of or by a Governmental Authority is required to be made or obtained by such Stockholder in connection with the execution, delivery or performance of this Agreement.

(b)         Entitlement of Stockholders to Rely on Representations and Warranties.  The foregoing representations and warranties may be relied upon by the Stockholders, in connection with the entering into of this Agreement.

Section 9.         Termination.  This Agreement shall terminate automatically (without any action by any party hereto) (a) upon termination of the Investment Agreement, and (b) with respect to a Stockholder, when such Stockholder no longer owns any Company Equity Securities; provided,  however, that the provisions of Section 6, Section 7, this Section 9 and Section 10 shall survive such termination.  Termination of any provisions of this Agreement shall not relieve any party from any liability for the breach of any obligations set forth in this Agreement prior to such termination.  Except as otherwise provided herein, any Stockholder who disposes of all of his, her or its Company Equity Securities shall have no further rights or obligations hereunder.

Section 10.        Miscellaneous Provisions.

(a)         Counterparts; Electronic Transmission.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission and such facsimiles or other means of electronic transmission will be deemed as sufficient as if actual signature pages had been delivered.

(b)         Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York (except to the extent that mandatory provisions of Delaware law are applicable).  The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.  The parties hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6 shall be deemed effective service of process on such party.

(c)        WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)         Entire Agreement.  This Agreement and the Investment Agreement constitute the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(e)         Assignment.  Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party, provided, however, that (i) NIH may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Permitted Transferees (as defined in the Investment Agreement) and in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned.

(f)         Interpretation.  Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.  All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement.  In addition, the following terms are ascribed the following meanings: (i) the word “or” is not exclusive; (ii) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(iii) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; and (iv) the term “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(g)         Captions.  The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

(h)         Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and other documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

(i)          Severability.  If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(j)          No Third Party Beneficiaries.  Except as expressly provided herein, nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto (and their permitted assigns), any benefit, right or remedies.

(k)         Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, and no party will allege, and each party hereby waives, the defense or counterclaim that there is an adequate remedy at law.

(l)          Non-Recourse.  This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith.  Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature page follows.]

This Stockholders Agreement is executed by the parties hereto to be effective as of the date first above written.

TJMT

TJMT HOLDINGS LLC

By:	/s/ Michael Viola
	Name:	Michael Viola
	Title:	Authorized Person

NIH

NORTH ISLAND HOLDINGS I, LP

By:	North Island Holdings I GP, LP, its general partner

By:	North Island Ventures, LLC, its general partner

By:	/s/ Glenn Hutchins
	Name:	Glenn Hutchins
	Title:	Chief Executive Officer

TEMASEK

HAVELOCK FUND INVESTMENTS PTE LTD

By:	/s/ Png Chin Yee
	Name:	Png Chin Yee
	Title:	Authorized Signatory

ARANDA INVESTMENTS PTE. LTD.

By:	/s/ Png Chin Yee
	Name:	Png Chin Yee
	Title:	Authorized Signatory

COMPANY

VIRTU FINANCIAL, INC.

By:	/s/ Douglas A. Cifu
	Name:	Douglas A. Cifu
	Title:	Chief Executive Officer

Signature Page to Stockholders Agreement